                                                                    Exhibit 10.3


                                TAX SHARING AGREEMENT

         TAX SHARING AGREEMENT, dated as of                , 1997, among Culbro
Corporation, a New York corporation ("Culbro"), Culbro Land Resources, Inc., a Delaware corporation ("Realty"), and their direct and indirect subsidiaries listed on the signature pages below.

         WHEREAS, Culbro and its subsidiaries have joined in the filing of consolidated federal Tax Returns and certain consolidated, combined or unitary state or local Tax Returns; and

         WHEREAS, Culbro, Realty and General Cigar Holdings, Inc., a Delaware corporation, have entered into that certain Reorganization and Distribution Agreement, dated as of the date hereof (the "Distribution Agreement"), pursuant to which Culbro will distribute all of the outstanding common stock in Realty to its stockholders in a transaction intended to qualify for tax-free treatment under section 355 of the Code (the "Spin-off"); and

         WHEREAS, pursuant to the Distribution Agreement, Realty and its subsidiaries will leave the Pre-Spin-off Group; and

         WHEREAS, the parties hereto wish to provide for (i) allocations of, and indemnifications against, certain liabilities for Taxes, (ii) the preparation and filing of Tax Returns on a basis consistent with prior practice and the payment of Taxes with respect thereto, and (iii) certain related matters;

         NOW THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:

         1.   DEFINITIONS.

         When used herein the following terms shall have the following meanings:

         "AFFILIATE" -- with respect to any corporation (the "given corporation"), each person, corporation, partnership or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the given corporation. For purposes of this definition, "control" means the possession, directly or indirectly, of 50% or more of the voting power or value of outstanding voting interests. Notwithstanding the above, the shareholders of Culbro, individually or in the aggregate, shall not be treated as an affiliate of Culbro.

         "AFFILIATED GROUP" -- an affiliated group of corporations within the meaning of section 1504(a) of the Code for the Taxable Period or, for purposes of any state income tax matters, any consolidated, combined or unitary group of corporations within the meaning of the corresponding provisions of tax law for the state in question.


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         "CLOSING" -- the time at which the Spin-off shall become effective on the Closing Date.

         "CLOSING DATE" -- the date on which the Spin-off is effected by Culbro.

         "CODE" -- the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect for the Taxable Year in question.

         "COMBINED JURISDICTION" -- for any Taxable Period, any state, local or foreign jurisdiction in which Culbro or a Culbro Affiliate is included in a consolidated, combined, unitary or similar return with Culbro or any Culbro Affiliate for state or local Tax purposes.

         "CULBRO"-- as defined in the preamble to this Agreement.

         "CULBRO GROUP" -- Culbro and each corporation that joins with Culbro in filing a consolidated federal income tax return for any Post-Closing Taxable Period. For purposes of this Agreement, the Culbro Group shall exist from the beginning of the day immediately after the Closing Date.

         "CULBRO MEMBER" -- a corporation that was immediately before the Spin-off a Pre-Spin-off Member and becomes a member of the Culbro Group at the beginning of the day immediately after the Closing Date.

         "DISTRIBUTION AGREEMENT" -- as defined in the preamble to this Agreement.

         "FINAL DETERMINATION" -- (i) a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (ii) a closing agreement or accepted offer in compromise under Code Sections 7121 or 7122, or comparable agreements under the laws of other jurisdictions; (iii) any other final settlement with the IRS or other Taxing Authority; or (iv) the expiration of an applicable statute of limitations.

         "INFORMATION RETURN(S)" -- with respect to any corporation or Affiliated Group, any and all reports, returns, declarations or other filings (other than Tax Returns) required to be supplied to any Tax Authority.

         "IRS" -- the Internal Revenue Service.

         "NET TAX(ES)" -- Taxes (as defined herein) less any related interest or penalty attributed to such Taxes.

         "OVERDUE RATE" -- a rate of interest per annum that equals the 30-day LIBOR rate plus 400 basis points.

         "POST-CLOSING STRADDLE PERIOD" -- with respect to any Straddle Period, the period beginning on the day after the Closing Date and ending on the last day of such Taxable Year.



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

         "POST-CLOSING TAXABLE PERIOD" -- a Taxable Year that begins on or after the day immediately after the Closing Date.

         "PRE-CLOSING STRADDLE PERIOD" -- with respect to any Straddle Period, the period beginning on the first day of such Taxable Year and ending on the close of business on the Closing Date.

         "PRE-CLOSING TAXABLE PERIOD" -- a Taxable Year that ends at or before the close of business on the Closing Date.

         "PRELIMINARY TRANSACTIONS" -- those certain transactions occurring on or before the Closing Date that are described as "Preliminary Transactions" in the request for rulings filed with the IRS, dated as of December 16, 1996, as supplemented by subsequent submissions.

         "PRE-SPIN-OFF AFFILIATE" -- any Affiliate of any Pre-Spin-Off Member.

         "PRE-SPIN-OFF GROUP" -- Culbro and each corporation that joined with Culbro in filing a consolidated federal income tax return for any Pre-Closing Taxable Period. For purposes of this Agreement, the Pre-Spin-off Group shall terminate at the close of business on the Closing Date.

         "PRE-SPIN-OFF MEMBER" -- a corporation that was a member of the Pre-Spin-off Group at the close of business on the Closing Date.

         "REALTY"-- as defined in the preamble to this Agreement.

         "REALTY GROUP" -- Realty and each corporation that joins with Realty in filing a consolidated federal income tax return for any Post-Closing Taxable Period. For purposes of this Agreement, the Realty Group shall exist from the beginning of the day immediately after the Closing Date.

         "REALTY MEMBER" -- a corporation that was a Pre-Spin-off Member and becomes a member of the Realty Group at the beginning of the day immediately after the Closing Date.

         "REPRESENTATIVE" -- with respect to any person or entity, any of such person's or entity's directors, officers, employees, agents, consultants, accountants, attorneys and other advisors.

         "SEPARATE RETURN BASIS" -- the Tax liability for the Realty Group (or any Realty Member) calculated with Realty as the common parent of the Affiliated Group and without regard to any Culbro Members.

         "SPIN-OFF" -- as defined in the Preamble to this Agreement.



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         "STRADDLE PERIOD" -- any Taxable Year beginning before and ending after the close of business on the Closing Date.

         "TAX(ES)" -- with respect to any corporation or group of corporations, any and all taxes based upon or measured by net income, gross income, gross receipts (when levied in lieu of an income tax) or alternative minimum taxable income, capital or net worth, regardless of whether denominated as an "income tax," a "franchise tax" or otherwise, imposed by any Taxing Authority, whether any such tax is imposed directly or through withholding, together with any interest and any penalty, addition to tax or additional amount.

         "TAXABLE PERIOD" -- a Pre-Closing Taxable Period, a Post-Closing Taxable Period or a Straddle Period.

         "TAXABLE YEAR" -- a taxable year (which may be shorter than a full calendar or fiscal year), year of assessment or similar period with respect to which any Tax may be imposed.

         "TAX BENEFIT(S)" -- (i) in the case of a Tax for which a consolidated federal, or a consolidated, combined or unitary state or other, Tax Return is filed, the amount by which the Tax liability of the Affiliated Group or other relevant group of corporations is actually reduced on a "with and without" basis (by deduction, entitlement to refund, credit, offset or otherwise, whether available in the current Taxable Year, as an adjustment to taxable income in any other Taxable Year or as a carryforward or carryback, and including the effect of such reduction on other Taxes), plus any interest received with respect to any related Tax refund, and (ii) in the case of any other Tax, the amount by which the Tax liability of a corporation is actually reduced on a "with and without" basis (as a result of a deduction, entitlement to refund, credit, offset or otherwise, whether available in the current Taxable Year, or as an adjustment to taxable income in any other Taxable Year or as a carryforward or carryback, and including the effect of such reduction on other Taxes), plus any interest received with respect to any related Tax refund.

         "TAXING AUTHORITY" -- the IRS and any other domestic or foreign governmental authority responsible for the administration of any Tax.

         "TAX PRACTICES" -- the most recently applied policies, procedures and practices employed by the Pre-Spin-off Group in the preparation and filing of, and positions taken on, any Tax Returns of Culbro or any Pre-Spin-off Member or Pre-Spin-off Affiliate for any Pre-Closing Taxable Period.

         "TAX RETURN(S)" -- with respect to any corporation or Affiliated
Group, all returns, reports, estimates, information statements, declarations and other filings relating to, or required to be filed in connection with, the payments or refund of any Tax for any Taxable Period.



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

         2.   OBLIGATIONS, RESPONSIBILITIES AND RIGHTS OF CULBRO AND REALTY.

              (a)  PREPARATION AND FILING OF TAX RETURNS.

                   (i) BY CULBRO. Culbro shall prepare and timely file (or cause to be prepared and timely filed):

                        (A) all Tax Returns and Information Returns of the Pre-Spin-off Group and any Pre-Spin-off Member that are required to be filed on or before the Closing Date (without regard to extensions of time);

                        (B) all Tax Returns and Information Returns of the Pre-Spin-off Group and any Pre-Spin-off Member for all Pre-Closing Taxable Periods that are not required to be filed on or before the Closing Date (without regard to extensions of time);

                        (C) all Tax Returns and Information Returns of the Culbro Group and any Culbro Member for all Straddle Periods and Post-Closing Taxable Periods; and

                        (D) all Tax Returns and Information Returns with respect to Pre-Closing Taxable Periods or Straddle Periods not otherwise required to be filed by Culbro or Realty pursuant to this Section 2(a)(i) and
Section 2(a)(ii).

                   (ii) BY REALTY. Realty shall prepare and timely file (or cause to be prepared and timely filed) all Tax Returns and Information Returns of the Realty Group and any Realty Member for all Straddle Periods and Post-Closing Taxable Periods.

                   (iii) CONSISTENT WITH PAST TAX PRACTICES. All tax returns for all Pre-Closing Taxable Periods or Straddle Periods shall be prepared in a manner consistent with past Tax Practices.

              (b) PROVISION OF FILING INFORMATION. Each party shall cooperate and assist the other party in the preparation and filing of all Tax and Information Returns subject to Section 2(a) and submit to the other party (i) all necessary filing information in a manner consistent with past Tax Practices and (ii) all other information reasonably requested by the other party in connection with the preparation of such Tax and Information Returns promptly after such request.

              (c) TAXABLE YEAR. Realty and Culbro agree that, for Tax purposes, (i) each Realty Member shall be included in the consolidated federal Tax Return of the Pre-Spin-off Group for the Taxable Year of such Realty Member that includes the close of business on the Closing Date (and in all corresponding consolidated, combined or unitary state or other Tax Returns of the Pre-Spin-off Group) and (ii) the Realty Group and each Realty Member shall begin a new Taxable Year for purposes of such federal and, to the extent permitted by law, state Taxes on the day after the Closing Date. The parties further agree that, to the extent permitted


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

by applicable law, all federal, state or other Tax Returns shall be filed consistently with that position.

              (d)  STRADDLE PERIOD TAXES.

                   (i) For purposes of this Agreement, Taxes shall be allocated between the Pre- and Post-Closing Straddle Periods under a method selected by Culbro (including a ratable method) permitted under applicable law.

                   (ii) Culbro shall pay to Realty within thirty (30) days after receipt of an executed Straddle Period Tax Return prepared by Realty pursuant to Section 2(a)(ii), the excess of any amount so allocated (based on the amount of Tax shown on such Tax Return) to the Pre-Closing Straddle Period over the amount of any estimated Taxes previously paid by any Pre-Spin-off Member to the relevant Taxing Authority prior to the Closing Date; or Realty shall pay to Culbro within thirty (30) days after the filing of such Tax Return the excess of the amount of any estimated Taxes previously paid by any Pre-Spin-off Member to the relevant Taxing Authority prior to the Closing Date over the amount so allocated to such Period.

              (e) PAYMENT OF TAXES. Culbro shall pay (i) all Taxes shown to be due and payable on all Tax Returns filed by Culbro pursuant to Section 2(a)(i) hereof and (ii) subject to Section 3, all Taxes that shall thereafter become due and payable with respect to all Tax Returns filed pursuant to Section 2(a)(i) as a result of a Final Determination. Realty shall pay all Taxes attributable to all Tax Returns filed by Realty pursuant to Section 2(a)(ii) hereof.

              (f) AMENDMENTS TO TAX RETURNS. No Tax Returns for any Pre-Closing Taxable Periods may be amended without Culbro's and Realty's consent, which consent shall not be unreasonably withheld.

              (g)  REFUNDS OF TAXES AND TAX BENEFITS.

                   (i) Culbro shall be entitled to any refund of Taxes and any Tax Benefits realized as a result of a Final Determination with respect to all Tax Returns filed by Culbro pursuant to Section 2(a)(i). Realty shall be entitled to any refund with respect to all Tax Returns filed by Realty pursuant to Section 2(a)(ii). Any such refunds attributable to a Straddle Period shall be allocated between the Pre-Closing Straddle Period and Post-Closing Straddle Period on a basis consistent with the method used to allocate the Tax liability for such Straddle Period. With respect to Straddle Period Tax Returns prepared by Realty pursuant to Section 2(a)(ii), Culbro shall be entitled to any refund attributable to a Pre-Closing Straddle Period. Notwithstanding the foregoing, if any refund of Taxes with respect to Tax Returns filed by Culbro pursuant to
Section 2(a)(i) or a Pre-Closing Straddle Period is attributable to a payment of Taxes by Realty under Section 3(b), Realty shall be entitled to such refund of Taxes.

                   (ii) If any Culbro Member receives a Tax refund or Tax Benefit to which any Realty Member is entitled pursuant to this Agreement, Culbro shall pay (in accordance with Section 4) the amount of such Tax refund or Tax Benefit to Realty within thirty (30) days of receipt thereof.



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

                   (iii) Except as otherwise provided in this Agreement, if any Realty Member receives a Tax refund or Tax Benefit to which any Culbro Member is entitled pursuant to this Agreement, Realty shall pay (in accordance with Section 4) the amount of such Tax refund or Tax Benefit (including any interest received thereon) to Culbro within thirty (30) days of receipt thereof.

              (h) CARRYBACKS. Realty shall not file any carryback claim for federal Taxes or state or local Taxes in a Combined Jurisdiction for the Realty Group or any Realty Member into a Pre-Closing Taxable Period without the prior written consent of Culbro, which consent shall not be unreasonably withheld.

         3.   INDEMNIFICATION.

              (a)  BY CULBRO.

                   (i) TAXES. Except as provided in Section 3(b), Culbro shall indemnify and hold the Realty Members harmless against any and all (A) Taxes attributable to all Tax Returns filed by Culbro pursuant to Section 2(a)(i), (B) with respect to Straddle Period Tax Returns prepared by Realty pursuant to Section 2(a)(ii), Taxes attributable to Pre-Closing Straddle Periods as shown on such Tax Returns, and (C) Taxes attributable to the Spin-off or the Preliminary Transactions.

                   (ii) LIABILITY UNDER TREASURY REGULATION SECTION 1.1502-6. Except as provided in Sections 3(a)(i) and 3(b), Culbro shall indemnify and hold the Realty Members harmless against each and every liability for Taxes of the Pre-Spin-off Group under Treasury Regulation Section 1.1502-6 or any similar law, rule or regulation administered by any Taxing Authority.

              (b) BY REALTY. Realty shall indemnify and hold the Culbro Members harmless against any and all Taxes attributable to all Tax Returns filed by Realty pursuant to Section 2(a)(ii). In addition, notwithstanding anything to the contrary in this Agreement, if there is any subsequent adjustment to the Tax liability shown on Tax Returns filed by Culbro pursuant to Section 2(a)(i) or Taxes attributable to Pre-Closing Straddle Periods, and if such adjustment is, either wholly or partially, not attributable to a corporation that after the Spin-off is a Culbro Member (other than Culbro), then, to the extent such adjustment is not attributable to a corporation that after the Spin-off is a Culbro Member (other than Culbro), Realty shall be responsible for Taxes resulting from such adjustment and shall indemnify and hold the Culbro Members harmless against any and all Taxes attributable to such adjustment.
Furthermore, if Culbro (or Realty, as the case may be) is required to make an additional payment of Taxes and, in connection with such payment, a Realty Member (or Culbro Member) obtains a deduction, credit or a basis increase, Realty (or Culbro) shall pay to Culbro (or Realty) an amount equal to the actual tax savings produced by such deduction, credit or basis increase.

              (c) CERTAIN REIMBURSEMENTS. Realty (or Culbro, as the case may be) shall notify Culbro (or Realty) of any Taxes paid by the Realty Group or any Realty Member (or the Culbro Group or any Culbro Member) which are subject to indemnification under this


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Section 3.  To the extent not otherwise provided in this Section 3, any other notification contemplated by this Section 3(c) shall include a detailed calculation (including, if applicable, separate allocations of such Taxes between Pre- and Post-Closing Taxable Periods and Pre- and Post-Closing Straddle Periods and supporting work papers) and a brief explanation of the basis for indemnification hereunder. Whenever a notification described in this Section 3(c) is given, the notified party shall pay the amount requested in such notice to the notifying party in accordance with Section 4, but only to the extent that the notified party agrees with such request. To the extent the notified party disagrees with such request, it shall, within thirty (30) business days, so notify the notifying party, whereupon the parties shall use their best efforts to resolve any such disagreement. Any payment made after such thirty (30) business day period shall include interest from the date such payment would have been made under Section 4 based upon the original notice given by the notifying party, at the Overdue Rate calculated as of such date.

              (d) OTHER INDEMNIFICATIONS. Notwithstanding the foregoing, the indemnification provisions in this Agreement shall not restrict the scope of any other indemnification provisions between any Culbro Member and any Realty Member as set forth in any other intercompany agreements entered into in connection with the Spin-off or the Preliminary Transactions, including, but not limited to, the Distribution Agreement.

         4.   METHOD, TIMING AND CHARACTER OF PAYMENTS REQUIRED BY THIS
AGREEMENT.

              (a) PAYMENT IN IMMEDIATELY AVAILABLE FUNDS; INTEREST. All payments made pursuant to this Agreement shall be made in immediately available funds. Except as otherwise provided herein, any payment not made within thirty
(30) days of when due shall thereafter bear interest from the date such payment was due at the Overdue Rate calculated as of such date.

              (b) CHARACTERIZATION OF PAYMENTS. Any payment (other than interest thereon) made hereunder by Culbro to Realty or by Realty to Culbro shall be treated by all parties for Tax purposes to the extent permitted by law, and for accounting purposes to the extent permitted by generally accepted accounting principles, as non-taxable dividend distributions or capital contributions, as the case may be, made prior to the close of business on the Closing Date.

         5.   TAX RETURNS; COOPERATION; DOCUMENT RETENTION; CONFIDENTIALITY.

              (a) PROVISION OF COOPERATION, DOCUMENTS AND OTHER INFORMATION. Upon the reasonable request of any party to this Agreement, Culbro and Realty shall provide (and shall cause the members of their respective Affiliated Groups to provide) the requesting party, promptly upon request, with such cooperation and assistance, documents, and other information, without charge, as may reasonably be requested by such party in connection with (i) the preparation and filing of any original or amended Tax Return, (ii) the conduct of any audit or other examination or any judicial or administrative proceeding involving to any extent Taxes or Tax Returns within the scope of this Agreement, or (iii) the verification by a party of an amount payable hereunder to, or receivable hereunder from, another party. Such cooperation and assistance shall include, without limitation: (i) the provision on demand of books, records, Tax


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

Returns, documentation or other information relating to any relevant Tax Return;
(ii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return, or in connection with any audit, proceeding, suit or action of the type generally referred to in the preceding sentence, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations, with respect to Tax Returns which Culbro may be obligated to file on behalf of Realty Members pursuant to Section 2(a); (iii) the prompt and timely filing of appropriate claims for refund; and (iv) the use of reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. Each party shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation.

              (b) RETENTION OF BOOKS AND RECORDS. Each Culbro Member and each Realty Member shall retain or cause to be retained all Tax Returns, and all books, records, schedules, workpapers, and other documents relating thereto, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and (ii) any retention period required by law or pursuant to any record retention agreement. The parties hereto shall notify each other in writing of any waivers, extensions or expirations of applicable statutes of limitations. The parties shall provide written notice of any intended destruction of the documents referred to in this subsection. A party giving such a notification shall not dispose of any of the foregoing materials without first offering to transfer possession thereof to all notified parties.

              (c)  STATUS AND OTHER INFORMATION REGARDING AUDITS AND
LITIGATION. Each party shall use reasonable efforts to keep the other party advised, as to the status of Tax audits and litigation involving any issue relating to any Taxes, Tax Returns or Tax Benefits subject to indemnification under this Agreement. To the extent relating to any such issue, each party shall promptly furnish the other party copies of any inquiries or requests for information from any Taxing Authority or any other administrative, judicial or other governmental authority, as well as copies of any revenue agent's report or similar report, notice of proposed adjustment or notice of deficiency.

              (d) CONFIDENTIALITY OF DOCUMENTS AND INFORMATION. Except as required by law or with the prior written consent of the other party, all Tax Returns, documents, schedules, work papers and similar items and all information contained therein, which Tax Returns and other materials are within the scope of this Agreement, shall be kept confidential by the parties hereto and their Representatives, shall not be disclosed to any other person or entity and shall be used only for the purposes provided herein.

         6.   CONTESTS AND AUDITS.

              (a) NOTIFICATION OF AUDITS OR DISPUTES. Upon the receipt by a party of notice of any pending or threatened Tax audit or assessment which may affect the liability for Taxes that are subject to indemnification hereunder, such party shall promptly notify the other party in writing of the receipt of such notice.



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

              (b) CONTROL AND SETTLEMENT. Culbro shall have the right and obligation to represent the interests of all affected taxpayers in, any Tax audit or administrative proceeding relating, in whole or in part, to any Pre-Closing Taxable Period or any other Taxable Period for which Culbro is responsible, in whole or in part, for Taxes under Sections 2(e) and (3), and to employ counsel of its choice; PROVIDED, HOWEVER, that, with respect to such issues that may cause an indemnity payment, (i) Culbro and Realty shall in good faith jointly control such proceeding, including, without limitation, participating in conferences with government officials and preparing submissions in connection with such proceedings, and (ii) Culbro shall not enter into any settlement that impacts any Realty Member for any taxable period without the written consent of Realty, which consent may be given or withheld by Realty in its sole discretion; and PROVIDED, FURTHER, that Realty shall deliver to Culbro a written response to any notification by Culbro of a proposed settlement within thirty (30) days of the receipt of such notification. If Realty fails to so respond within such ten day period, Realty shall be deemed to have consented to the proposed settlement. Each of Culbro and Realty shall pay its own expenses in connection with audits or administrative proceedings. In the event of any judicial proceeding relating, in whole or in part, to any Pre-Closing Taxable Period or any other Taxable Period for which Culbro or Realty is responsible for Taxes under Sections 2(e) and (3), the party responsible for such Taxes shall in good faith control such proceeding and employ counsel of its choice, at its own expense.

              (c) DELIVERY OF POWERS OF ATTORNEY AND OTHER DOCUMENTS. Realty shall execute and deliver to Culbro, promptly upon request, powers of attorney authorizing Culbro to extend statutes of limitations, receive refunds, negotiate settlements and take such other actions that Culbro reasonably considers to be appropriate in exercising its control rights pursuant to Section 6(b), and any other documents reasonably necessary to effect the exercising of such control rights.

         7.   MISCELLANEOUS.

              (a) EFFECTIVENESS. This Agreement shall be effective from and after the Closing Date and shall survive until the expiration of any applicable statute of limitations; PROVIDED, HOWEVER, that this Agreement shall terminate immediately upon a termination of the Distribution Agreement in accordance with the terms of Section 11.07 thereof and thereafter this Agreement shall be of no further force and effect.


              (b) ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement terminates and supersedes, on a prospective basis only, any and all other sharing or allocation agreements with respect to Taxes in effect at the time between the Pre-Spin-off Group and the Realty Members, but shall not affect any such agreement to the extent applicable only among Culbro Members.

              (c) GUARANTEES OF PERFORMANCE. Culbro and Realty hereby guarantee the complete and prompt performance by the members of their respective Affiliated Groups of all of their obligations and undertakings pursuant to this Agreement. If, subsequent to the close of business on the Closing Date, either Culbro or Realty shall be acquired by another entity such that 50% or more of its common stock is in common control with such acquirer, such acquirer shall, by making such acquisition, simultaneously agree to jointly and severally guarantee the complete and prompt performance by the acquired corporation and any Affiliate of the acquired corporation of all of their obligations and undertakings pursuant to this Agreement.

              (d) SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions hereof without including any of such which may hereafter be declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is hereafter held to be invalid, void or unenforceable, the parties hereto agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

              (e) INDULGENCES, ETC. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

              (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of law principles thereof.

              (g) NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

         To Culbro:

              Culbro Corporation
              387 Park Avenue South
              New York, New York 10016-8899
              Attention:  __________________

         To Realty:

              Culbro Land Resources, Inc.
              ___________________________
              Windsor, CT  _______-_____
              Attention:  __________________



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

              (h) MODIFICATION OR AMENDMENT. This Agreement may be amended at any time by written agreement executed and delivered by duly authorized officers of Realty and Culbro.

              (i) SUCCESSORS AND ASSIGNS. A party's rights and obligations under this Agreement may be assigned to the successor in interest or assignee of substantially all of its business or assets, or the surviving party of any merger or consolidation to which it is a party, provided that the assignee of any assignment assumes all the assignor's obligations hereunder. Apart from any assignment permissible under the preceding sentence, a party's rights and obligations under this Agreement may not be assigned without the prior written consent of the other party. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

              (j) NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties to this Agreement and their respective Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

              (k) OTHER. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument. The section numbers and captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

              (l) PREDECESSORS AND SUCCESSORS. To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation, Affiliated Group or member of an Affiliated Group shall also include any predecessors or successors thereto, by operation of law or otherwise.

              (m) TAX ELECTIONS. Nothing in this Agreement is intended to change or otherwise affect any previous tax election made by or on behalf of the Pre-Spin-off Group (including the election with respect to the calculation of earnings and profits under Code Section 1552 and the regulations thereunder). Culbro, as common parent of the Culbro Group, shall continue to have discretion, reasonably exercised, to make any and all elections with respect to all members of the Pre-Spin-off Group for all Pre-Closing Taxable Periods for which it is obligated to file Tax or Information Returns under Section 2(a)(i).

              (n) INJUNCTIONS. The parties acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches hereto and to enforce specifically the terms and provisions hereof in any court having jurisdiction; such remedy shall be in addition to any other remedy available at law or in equity.

              (o) FURTHER ASSURANCES. Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each party shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other party with all such information as it may reasonably request in order to be able to comply with the provisions of this sentence.

              (p) COSTS AND EXPENSES. Unless otherwise specifically provided herein, each party agrees to pay its own costs and expenses resulting from the fulfillment of its respective obligations hereunder.

              (q) RULES OF CONSTRUCTION. Any ambiguities shall be resolved without regard to which party drafted the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year above written.


                             CULBRO CORPORATION


                             By:
                                  --------------------------------
                             Name:
                                  --------------------------------
                             Title:
                                  --------------------------------



                             [Subsidiaries -- To be supplied.]


                             By:
                                  --------------------------------
                             Name:
                                  --------------------------------
                             Title:
                                  --------------------------------


                             CULBRO LAND RESOURCES, INC.


                             By:
                                  --------------------------------
                             Name:
                                  --------------------------------
                             Title:
                                  --------------------------------


                             [Subsidiaries -- To be supplied.]


                             By:
                                  --------------------------------
                             Name:
                                  --------------------------------
                             Title:
                                  --------------------------------